Exhibit 11




INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of The Nottingham Investment Trust II and Shareholders of The Brown Capital Management Equity Fund, The Brown Capital Management Balanced Fund, The Brown Capital Management Small Company Fund & The Brown Capital Management International Equity Fund:


We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration Statement No. 33-37458 of The Brown Captial Management Equity Fund, The Brown Capital Management Balanced Fund, The Brown Capital Management Small Company Fund & The Brown Capital Management International Equity Fund (each, a Series of The Nottingham Investment Trust II) of our reports dated April 23, 1999, appearing in the Annual Reports for the year ended March 31, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.




/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
May 24, 1999

                                                                 Exhibit 11




INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of The Nottingham Investment Trust II and Shareholders of WST Growth & Income Fund:


We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration Statement No. 33-37458 of WST Growth & Income Fund (a Series of The Nottingham Investment Trust II) of our report dated April 23, 1999, appearing in the Annual Report for the year ended March 31, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.




/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
May 24, 1999